SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2014

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 11, 2014, International Stem Corporation (the “Company”) entered into a series of warrant exchange agreements (the “Warrant Exchange Agreements”) with the holders of its Series A Warrants and Placement Agent Warrants that had been issued by the Company pursuant to the Form S-1 Registration Statement relating to the public offering consummated in July 2013. Under the Warrant Exchange Agreements, the Company agreed to issue a total of 44,665,783 shares of common stock (the “Exchange Shares”) to the warrant holders in exchange for the cancellation of warrants to purchase 36,554,822 shares of common stock and the placement agent warrants for purchase of 666,666 shares of common stock and warrants. Dr. Andrey Semechkin and Dr. Ruslan Semechkin, each of whom is a director and executive officer of the company, participated in the exchange on the same terms as the other warrant holders, agreeing to exchange warrants to purchase 10,088,154 shares for 12,105,784 shares of common stock. The closing of the warrant exchanges is expected to occur on June 16, 2014. The foregoing summary of the Warrant Exchange Agreements is qualified in its entirety by reference to the full text of the form of Warrant Exchange Agreements filed as Exhibit 10.1 to this Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 regarding the issuance of 44,665,783 shares of common stock in exchange for outstanding warrants. These shares will be issued in exchange for previously issued securities in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Since May 2, 2014 (the date as of which the number of outstanding shares of common stock was reported in the Company’s most recent report on Form 10-Q), the Company has also sold a total of 3,333,333 shares of common stock to directors and executive officers in a private placement transaction made in reliance upon the exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit No.	Exhibit Description

10.1	Form of Warrant Exchange Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Jay Novak
Jay Novak
Chief Financial Officer

Dated: June 12, 2014